EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(i)Registration Statement (Form S-8 No. 333-36205) and related Prospectus pertaining to Zions Bancorporation Employee Investment Savings Plan, now known as the Zions Bancorporation, National Association Payshelter 401(k) and Employee Stock Ownership Plan;
(ii)Registration Statement (Form S-8 No. 333-205422) and related Prospectus pertaining to Zions Bancorporation 2015 Omnibus Incentive Plan;
(iii)Post-effective Amendment No. 1 to Form S-8 Registration Statement No. 333-205422; and
(iv)Registration Statement (Form S-8 No. 333-130222) and related Prospectus pertaining to Amegy Bancorporation 1993 Stock Option and Incentive Plan, and Amegy Bancorporation Amended and Restated Non-Employee Directors Deferred Fee Plan;

of our reports dated February 24, 2026, with respect to the consolidated financial statements of Zions Bancorporation, National Association, and the effectiveness of internal control over financial reporting of Zions Bancorporation, National Association included in this Annual Report (Form 10-K) for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Salt Lake City, Utah
February 24, 2026